Exhibit 10.1

EXECUTION COPY

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”) is made as of September 10, 2024 (the “Effective Date”), by and among Navy Capital Green Fund, LP, a Delaware limited partnership (“Green Fund”), Navy Capital Green Co-Invest Fund, LLC, a Delaware limited liability company (“Co-Invest Fund”), and Navy Capital Green Holdings II, LLC, a Delaware limited liability company (“Green Holdings,” and together with Green Fund and Co-Invest Fund, “Navy Funds” or the “Seller”), and CLS Holdings USA, Inc., a Nevada corporation (the “Company”).

WHEREAS, (i) Green Fund owns 3,409,055, (ii) Co-Invest Fund owns 11,203,620 and (iii) Green Holdings owns 876,226 shares of the Company’s common stock (together, the “Shares”);

WHEREAS, Navy Funds hold warrants to purchase an aggregate of 6,177,216 shares of the Company’s common stock (the “Warrants”);

WHEREAS, Green Fund purchased from the Company: (i) that certain Second Amended and Restated Unsecured Debenture No. CLSH2023-AD6, dated December 31, 2023 in original principal amount of $500,000 (with a current outstanding balance of $347,120.63, after taking account of the assignment of $89,219.57 of the principal amount of such Debenture to Green Holdings); (ii) that certain Third Amended and Restated Debenture, dated December 29, 2023 in the original principal amount of $504,500.05 (with a current outstanding balance of $375,000.70, after taking account of the assignment of $96,386.24 of the principal amount of such Debenture to Green Holdings); and (iii) Co-Invest Fund purchased from the Company that certain Third Amended and Restated Debenture, dated December 29, 2023 in original principal amount of

$2,018,007.24 (with a current outstanding balance of $1,885,555.37) (together, the debentures described in this paragraph, the “Debentures”);

WHEREAS, the Navy Funds desire to sell, and the Company desires to redeem, the Shares, Warrants and Debentures (together, the “Redeemed Securities”) on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Purchase Price. The Company shall redeem the Redeemed Securities as of the Effective Date for the aggregate purchase price of Two Million, Six Hundred Thousand and 00/100 Dollars ($2,600,000.00) (the “Purchase Price”). Six Hundred Thousand and 00/100 Dollars ($600,000.00) shall be allocated to the redemption of the Shares at a price of $0.0387 per share. Two Million and 00/100 Dollars ($2,000,000.00) shall be allocated to the redemption of the aggregate $2,793,282.51 (principal amount) of the Debentures along with the warrant rights and any other rights under the Debentures. The Company shall cancel the Warrants upon the completion of these redemptions.

2.	Payment of Purchase Price; Further Actions.

a.

Company Payment. Two (2) business days prior to September 3, 2024 (the “Closing Date”), the Company shall deposit the Purchase Price with Arizona Escrow, an independent third party who will act as “Escrow Agent.” The Company will pay all of the Escrow Agent’s fees in relation to this escrow. Promptly following the confirmation from VStock Transfer, the Company’s transfer agent, that the Navy Funds have transferred the Shares to the Company, the Company and Green Fund shall jointly instruct the Escrow Agent, by electronic mail or other written communication, to pay the Purchase Price to the Navy Funds by wire transfer of immediately available funds to the accounts designated in writing by the Navy Funds.

b.

Share Cancellation. The Navy Funds shall, or shall cause their broker to, deliver to VStock Transfer a OWAC Withdrawal and Shares Cancellation Form (the “Cancellation Form”) with respect to the shares of Company common stock held by each of Green Fund, Co-Invest Fund, and Green Holdings using the form provided by VStock Transfer and attached hereto as Exhibit A. The Navy Funds shall notify the Company, which notification may be in the form of electronic mail, when the Cancellation Form has been delivered to VStock Transfer.

c.

Debenture and Warrant Cancellation. On or before the Effective Date, Seller shall send the Warrants to the Company for cancellation. No later than two (2) business days following the date the Company makes the payments of the Purchase Price to Seller, the Company shall send copies of (i) the Debentures marked “Paid In Full” and (ii) the Warrants marked “Cancelled” to Seller by electronic mail.

4.	Representations and Warranties.

a.	Representations and Warranties by the Navy Funds.

•

The Navy Funds represent and warrant to the Company that the Navy Funds are the absolute beneficial owner of the Shares, the Debentures and the Warrants, with good and marketable title thereto, free and clear of any liens, charges, encumbrances, security interests or rights of others, and that the Navy Funds are exclusively entitled to possess and dispose of same.

•

The Navy Funds represent and warrant to the Company that the Shares, the Debentures and the Warrants are the only securities of the Company owned by the Navy Funds, and that after the transactions contemplated by this Agreement have been completed, the Navy Funds will not own any securities of the Company.

b.

Representations and Warranties by the Company. The Company represents and warrants to the Navy Funds that the Company is not bound by any agreement that would prevent or prohibit the transactions contemplated in this Agreement. This Agreement is not in violation of any applicable federal or state law, rule, regulation, or judgment including applicable securities acts and regulations.

5.

Governing Law; Venue. This Agreement, and all questions concerning the construction, validity, and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

The Company and the Navy Funds hereby submit to the jurisdiction of the state courts of Arizona and to the jurisdiction of the United States District Court for the District of Nevada.

6.

Attorneys’ Fees. The prevailing party in any action under this Agreement shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.	Waiver. No waiver by any party of any right on any occasion shall be construed as a bar to or waiver of any right or remedy on any future occasion.

8.

Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable, the remaining provisions herein contained shall nonetheless continue to be valid, operative, and enforceable as though the invalid, inoperative or unenforceable provision had not been included in this Agreement.

9.	Captions. All paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the content of this Agreement.

10.	Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

11.	Amendment. This Agreement may be altered, amended, or modified only by a writing signed by the parties hereto.

12.

Further Assurances. The parties hereto and their respective successors and assigns, officers, and directors, shall do all such things, execute all such documents, and provide all such reasonable assurances as may be required to carry out the terms and purposes of this Agreement.

13.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Navy Funds have executed this Redemption Agreement as of the date first written above.

COMPANY:	NAVY FUNDS:

CLS HOLDINGS USA, INC.	NAVY CAPTIAL GREEN FUND, LP

By: /s/ Andrew Glashow	By: Navy Capital Green Management, LLC
Name: Andrew Glashow	Title: Investment Manager
Title: Chairman and CEO

By: /s/ Kevin McLaughlin
Name: Kevin McLaughlin
Title: CFO

NAVY CAPITAL GREEN CO-INVEST FUND, LLC

By: Navy Capital Green Management, LLC
Title: Investment Manager

By: /s/ Kevin McLaughlin
Name: Kevin McLaughlin
Title: CFO

NAVY CAPITAL GREEN HOLDINGS II, LLC

By: Navy Capital Green Management, LLC
Title: Manager

By: /s/ Kevin McLaughlin
Name: Kevin McLaughlin
Title: CFO

EXHIBIT A

[See attached]

18 Lafayette Place ♦ Woodmere, NY 11598 ♦ (212) 828-8436 Main ♦ (646) 536-3179 Fax

DWAC Withdrawal and Shares Cancellation Form

Company Name:                                                        Symbol:                                                                         CUSIP No:

Brokerage Firm:                                                                            DTC Participant Number:

Account Name:                                                                              Account Number:

Number of Shares Being Withdrawn:

Current Shareholder:

Address:

SS or Tax ID Number:

Telephone:                                                                               E-Mail:

REQUEST TO CANCEL SHARES AND RETURN TO TREASURY:

You are hereby authorized and directed to cancel on your books and return to treasury the above identified shares of common stock. Please return the shares to Lans Holdings Inc. unissued status effective upon withdrawal.

Current Owner(s) Signatures:                                                                            Today’s Date:

Medallion Guarantee Stamp Area: For registration/ownership changes - the owner of the shares must have their signature “medallion guaranteed” by an approved bank, broker, or other financial institution associated with the medallion program, such as STAMP, SEMP or MSP.